SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

      Check the appropriate box:
      [X]  Preliminary Information Statement
      [_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      [_]  Definitive Information Statement

                         HY-TECH TECHNOLOGY GROUP, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:


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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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      (4)   Proposed maximum aggregate value of transaction:


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      (5)   Total fee paid:


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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


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      (4)   Date Filed:


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

                         HY-TECH TECHNOLOGY GROUP, INC.

                              1840 BOY SCOUT DRIVE
                           FORT MYERS, FLORIDA 33907

                             INFORMATION STATEMENT

                                 JUNE __, 2004

      This Information Statement is being furnished to stockholders of Hy-Tech Technology Group, Inc., a Delaware corporation (the "Company"), to advise them of corporate action taken without a meeting by written consent of a majority of stockholders to amend the Articles of Incorporation of the Company to:

(1) change the name of the Company from Hy-Tech Technology Group, Inc. to Innova Holdings, Inc. and

(2) increase the Company's authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value (the "Amendment").

      A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached to this Information Statement as Exhibit A.

      On May 24, 2004, there were 98,677,406 shares of our common stock issued and outstanding, and no shares of our preferred stock issued and outstanding.
The Amendment to the Articles of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of our common stock.

      The Board of Directors of the Company, by written consent on May 24, 2004 has approved, and stockholders holding an aggregate of 49,904,429 (approximately 50.6%) of our outstanding common shares on May 24, 2004, have consented in writing to amend the Articles of Incorporation of the Company. Accordingly, all corporate actions necessary to authorize the amendment have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the amendment to the Articles of Incorporation of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Articles of Incorporation. The change in our authorized capitalization will become effective at the time of filing the Articles of Amendment.

      Our executive offices are located at 1840 Boy Scout Drive, Fort Myers, Florida 33907.

      PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about June___, 2004. Each holder of record of shares of our common stock at the close of business on June ___, 2004 is entitled to receive a copy of this Information Statement.

                           FREQUENTLY ASKED QUESTIONS

      The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and a majority of the persons entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

A: The board of directors has already approved the Amendment to our Articles of Incorporation and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the Delaware General
Corporation Act these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q: WHAT ARE THE PURPOSES OF THE AMENDMENT?

A: The purposes of the Amendment are to change our name in recognition of our new business strategy and to authorize additional shares of common stock for us to issue to raise capital, for mergers and acquisitions, and to provide compensation that is not payable in cash.

Q: HOW WILL THE AMENDMENT AFFECT THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A: The officers, directors and employees of the Company will continue in the same capacities after the Amendment as before the Amendment.

Q: CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A: No. Under the Delaware General Corporation Act, you are not entitled to appraisal and purchase of your stock as a result of the Amendment.

Q: WHO WILL PAY THE COSTS OF RECAPITALIZATION?

      We will pay all of the costs of the Amendment, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Amendment.


                     AMENDMENT OF ARTICLES OF INCORPORATION

CHANGE OF NAME

      On May 24, 2004, our Board of Directors approved an amendment to our Certificate of Incorporation to change our name to Innova Holdings, Inc. The holders of a majority of our outstanding voting shares approved the name change by written consent. The approval by our Board of Directors and by the majority stockholders is adequate under Delaware law to effect the name change.

      We believe that it is in the best interest of the Company and our stockholders to continue our operations under a new name. We are in the process of divesting our subsidiary Hy-Tech Computer Systems, Inc., through which we operated our computer customs systems builder business. Management's strategy is to turn the Company into a broader, solutions based provider of technology products and services. Our board believes that the Company would benefit from a change of name that differentiates our discontinued historical business from our new business plan, and reflects our current business.

      Upon the filing of the Certificate of Amendment, Common Stock certificates that previously represented stock of the Company in the name of Hy-Tech Technology Group, Inc. shall be deemed to represent shares of Innova Holdings, Inc. without any further action by the Common Stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name Innova Holdings, Inc. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

INCREASE IN AUTHORIZED CAPITAL STOCK

      Our Articles of Incorporation authorize us to issue 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value. Our board of directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Articles of Incorporation to increase our authorized capitalization to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

      The Board believes that the increase in authorized capital stock is desirable in order to provide the Company with a greater degree of flexibility to issue shares of Common Stock and Preferred Stock, without the expense and delay of a special stockholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

      Authorized but unissued shares of Common Stock and Preferred Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

      The increase in authorized capital will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

      The increase in authorized capital with respect to the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      We believe the increase in capitalization is beneficial to us in that it will better enable us to raise capital through future sales of our equity securities, engage in merger and acquisition transactions and provide compensation for certain types of services rendered.

EFFECTIVE DATE OF AMENDMENT

      The amendment will become effective upon the filing of the amendment to our Articles of Incorporation with the Delaware Department of State. The amendment to the Articles of Incorporation of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Articles of Incorporation. The change in our name and increase in our authorized capitalization will become effective at the time of filing the Articles of Amendment.

NO DISSENTERS' RIGHTS

      Holders of our voting securities are not entitled to dissenters' rights with respect to the amendment to our Articles of Incorporation.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.


--------------------------------------------------------------------------------
Name and Address of Beneficial Owner        Amount and Nature of    Percent of
                                            Beneficial Ownership    Class
--------------------------------------------------------------------------------
Altos Bancorp, Inc.                         10,000,000(1)           10.1%
101 First Street, PMB 493
Los Altos, CA 94022
--------------------------------------------------------------------------------
Martin Nielson, Chief Executive Officer     12,000,000(2)           12.2%
and Chairman of the Board of Directors
Hy-Tech Technology Group, Inc.
1840 Boy Scout Drive
Fort Myers, Florida 33907
--------------------------------------------------------------------------------
Gary F. McNear, Chief Financial Officer,    5,301,950(3)            5.4%
Vice President, Secretary and Director
Hy-Tech Technology Group, Inc.
1840 Boy Scout Drive
Fort Myers, Florida 33907
--------------------------------------------------------------------------------
Craig W. Conklin, Chief Operating Officer,  5,301,950(4)            5.4%
Vice President and Director
Hy-Tech Technology Group, Inc.
1840 Boy Scout Drive
Fort Myers, Florida 33907
--------------------------------------------------------------------------------

      (1) On April 29, 2003, the Gary F. McNear Revocable Trust ("Gary Trust"), the Susan M. McNear Revocable Trust ("Susan Trust"), the Craig M. Conklin Revocable Trust ("Craig Trust") and the Margaret L. Conklin Revocable Trust ("Margaret Trust") (collectively the "Trusts") entered into a Stock Option and Irrevocable Proxy Agreement with Altos. Gary McNear is the Chief Financial Officer, Vice President, Secretary and Director of the Company and Susan McNear is his wife. Craig M. Conklin is the Chief Operating Officer, Vice President and a Director of the Company and Margaret Conklin is his wife. The Trusts own an aggregate of 15,838,444 shares of the Company's Common Stock. The Trusts granted to Altos an option to acquire 10,000,000 of their shares of Common Stock for $.01 per share for a period of three years. The Trusts also granted to Altos an irrevocable proxy to vote their shares. The irrevocable proxy is for a term of three years with respect to the 10,000,000 shares of Common Stock held by the Trusts that are subject to the option to purchase. The following table summarizes the options and proxies granted by the Trusts to Altos:

--------------------------------------------------------------------------------
                    Shares Subject to Altos        Shares Subject to Three
                    Option                         Year Proxy
--------------------------------------------------------------------------------
Gary Trust          3,959,612                      3,959,612
--------------------------------------------------------------------------------
Susan Trust         1,040,388                      1,040,388
--------------------------------------------------------------------------------
Craig Trust         3,959,612                      3,959,612
--------------------------------------------------------------------------------
Margaret Trust      1,040,388                      1,040,388
--------------------------------------------------------------------------------
Total               10,000,000                     10,000,000
--------------------------------------------------------------------------------

      (2) Mr. Nielson is deemed to be the beneficial owner of the shares of common stock owned by Altos by virtue of being an affiliate of Altos.

      (3) Includes 2,959,224 shares owned by the Susan Trust. Includes options for 125,000 shares at a price of $.01 per share granted under employment agreement that are fully vested. Does not include options for 375,000 shares granted under employment agreement, no portion of which is vested.

      (4) Includes 2,959,224 shares owned by the Margaret Trust. Includes options for 125,000 shares at a price of $.01 per share granted under employment agreement that are fully vested. Does not include options for 375,000 shares granted under employment agreement, no portion of which is vested.

      As of May 31, 2004, there were 98,677,406 shares of the Company's stock issued and outstanding..


WHERE YOU CAN FIND MORE INFORMATION

      We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

      o our Annual Report on Form 10-KSB for the year ended February 28, 2003;

      o our Quarterly Reports on Form 10-QSB for the quarters ended May 31, 2003, August 31, 2003, and November 30, 2003; and

      o our Current Reports on Forms 8-K filed on February 4, 2003, March 10, 2003 and May 13, 2003 and Form 8-K/A filed on March 13, 2003.

      You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


June __, 2004                       By the Order of the Board of Directors
                                           Gary F. McNear
                                           Secretary

                                                                       EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF

                        CERTIFICATE OF INCORPORATION OF

                         HY-TECH TECHNOLOGY GROUP, INC.
                          (Pursuant to Section 242 of
                     the Delaware General Corporation Law)

            The undersigned, Martin Nielson, Chief Executive Officer, of Hy-Tech Technology Group, Inc. (the "Company") and existing under the laws of the State of Delaware does hereby certify that:

            1. The Certificate of Incorporation of the Company is hereby amended pursuant to Section 242 (a)(3) of the General Corporation Law of the State of Delaware, in Article First and Fourth thereof by the substitution of the following provisions:

First:      The name of this corporation is Innova Holdings, Inc.

Fourth:     The  total  number  of  shares  of all  classes  of stock  which the
Corporation shall have authority to issue shall be nine hundred ten million (910,000,000) shares, of which nine hundred million (900,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.

            The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

            The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

               (i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

               (ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

               (iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

               (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

               (vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

               (viii)   limitations,   if  any,  on  the  issuance  of
               additional shares of such class or series or any shares of any other class or series of Preferred Stock;

               (ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with these Articles of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of these Articles of Incorporation.

            2. The foregoing Amendments to the Certificate of Incorporation were authorized by the Board of Directors and duly adopted by consent action by the holders of in excess of fifty percent (50%) of the Company's outstanding stock entitled to vote thereon in accordance with Section 228 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this __th day of _____, 2004 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


---------------------------------------
Martin Nielson, Chief Executive Officer